Exhibit 10.1

ORCHARD SUPPLY HARDWARE STORES CORPORATION

RESTRICTED STOCK UNITS GRANT NOTICE

2011 EQUITY INCENTIVE PLAN

Orchard Supply Hardware Stores Corporation (the “Company”), pursuant to the Orchard Supply Hardware Stores Corporation 2011 Equity Incentive Plan (the “Plan”), hereby grants to the Participant identified below an award (the “Award”) of that number of Restricted Stock Units (the “Units”). This Award is subject to all of the terms and conditions set forth herein and in the Restricted Stock Units Agreement attached hereto, and the Plan (collectively, the “Award Documents”), all of which are attached hereto and incorporated herein in their entirety. All capitalized terms not defined in this grant notice shall have the meanings ascribed thereto in the Restricted Stock Units Agreement or the Plan, as the case may be. In addition, this grant shall constitute a grant of an equivalent number of Dividend Equivalents subject to the rules set forth in the Restricted Stock Units Agreement and the Plan.

Participant:

Grant Date:

Number of Units:

Settlement Date:	For each Unit, the date on which such Unit becomes a Vested Unit in accordance with the vesting schedule set forth below.

Vesting Units:	[insert vesting schedule]

Consideration:	No payment is required for the Units, although payment may be required for the amount of any withholding taxes due as a result of the award of, vesting, or settlement of, the Units, as described in the Restricted Stock Units Agreement.

Additional Terms/Acknowledgements: The undersigned Participant acknowledges receipt of the Award Documents, and understands and agrees to the terms set forth in the Award Documents. Participant further acknowledges that as of the Grant Date, the Award Documents set forth the entire understanding between Participant and the Company regarding the acquisition of shares of the Company’s Common Stock pursuant to the settlement of the Units and supersedes all prior oral and written agreements on that subject.

ORCHARD SUPPLY HARDWARE STORES CORPORATION		PARTICIPANT

By:
	Signature	Signature

Title:

Name:		Name:

ATTACHMENTS: I. Restricted Stock Units Agreement; II. 2011 Equity Incentive Plan

Attachment I

Restricted Stock Units Agreement

ORCHARD SUPPLY HARDWARE STORES CORPORATION

2011 EQUITY INCENTIVE PLAN

RESTRICTED STOCK UNITS AGREEMENT

Pursuant to the provisions of the Orchard Supply Hardware Stores Corporation 2011 Equity Incentive Plan (“Plan”), the terms of the Grant Notice (“Grant Notice”) to which this Restricted Stock Units Agreement (hereinafter “Restricted Stock Units Agreement” or “Agreement”) is attached and this Restricted Stock Units Agreement, Orchard Supply Hardware Stores Corporation (the “Company”) grants you that number of Units indicated in the Grant Notice. Capitalized terms not defined in this Agreement or Grant Notice but defined in the Plan shall have the same definitions as in the Plan and the Grant Notice. This Agreement shall automatically apply to any number of additional Grant Notices as may also be subsequently entered into with respect to Units granted to you under the Plan except as may be specifically set forth in such future Grant Notice.

The details of your Award are as follows:

1. THE AWARD. The Company hereby awards to you the aggregate number of Units specified in your Grant Notice. The Units are awarded to you in consideration for your service to the Company as an Eligible Person. Each Unit represents a right to receive on a date determined in accordance with the Grant Notice and this Agreement one (1) share of the Company’s Common Stock for each vested Unit (as defined below).

2. DOCUMENTATION. As a condition to the award of the Units, you agree to execute the Grant Notice and to deliver the same to the Company, along with such additional documents as the Company may require.

3. CONSIDERATION FOR THE AWARD. No cash payment is required for the Units, although you may be required to tender payment in cash or other acceptable form of consideration for the amount of any withholding taxes due as a result of the award of, vesting or settlement of the Units. In addition, if required by applicable state corporate law, you shall furnish consideration in the form of cash or past services rendered having a value not less than the par value of the shares of the Company’s Common Stock issued upon settlement of the Units.

4. DIVIDEND EQUIVALENTS. This Agreement also constitutes the award of a Dividend Equivalent. On the date that the Company pays a cash dividend to holders of its Common Stock generally, you shall be credited with a number of additional whole Dividend Equivalents determined by dividing (a) the product of (i) the dollar amount of the cash dividend paid per share of the Company’s Common Stock on such date and (ii) the sum of the Number of Units and the number of Dividend Equivalents previously credited to you pursuant to the Award and which have not been settled or forfeited as of such date, by (b) the Fair Market Value per share of the Company’s Common Stock on such date. Any resulting fractional Dividend Equivalents shall be rounded down to the nearest whole number. Such additional Dividend Equivalents shall be subject to the same terms and conditions and shall be settled or forfeited in the same manner and at the same time as the Units originally subject to the Award with respect to which they have been credited.

5. VESTING. Subject to the limitations contained in this Agreement and the Plan, the Units will vest as provided in the Grant Notice (once vested, such Units shall be “Vested Units”). Vesting is contingent upon your continuous service with the Company as an Eligible Person. If your continuous service with the Company terminates prior to the vesting of all or any number of the Units for any reason, then (a) you shall automatically forfeit any unvested Units as of the date of termination without any further action by the Company, and (b) if Dividend Equivalents have been credited with respect to any unvested Units and such Units are forfeited, all Dividend Equivalents credited in connection with such forfeited Units shall also be forfeited.

6. SETTLEMENT. Subject to the provisions of this Agreement, the Company shall issue to you on the Settlement Date with respect to each Vested Unit to be settled on such date one (1) share of the Company’s Common Stock. The Company will issue the shares of Common Stock in settlement of the Award in uncertified form, with such shares of Common Stock to be recorded in your name in the books and records of the Company’s transfer agent. The grant of the Award and issuance of shares of Common Stock upon settlement of the Award shall be subject to compliance with all applicable requirements of federal, state or foreign law with respect to such securities. No shares of Common Stock may be issued hereunder if the issuance of such shares of Common Stock would constitute a violation of any applicable federal, state or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the shares of Stock may then be listed. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance of any shares of Common Stock subject to the Award shall relieve the Company of any liability in respect of the failure to issue such shares of Common Stock as to which such requisite authority shall not have been obtained. As a condition to the settlement of the Award, the Company may require you to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company. The Company shall not be required to issue fractional shares of its Common Stock upon the settlement of the Award. Any fractional share of Common Stock resulting from the settlement of an Award shall be rounded down to the nearest whole number.

7. NUMBER OF UNITS. The number of Units subject to your Award may be adjusted from time to time pursuant to the provisions of Section 12 of the Plan and the addition of Dividend Equivalents pursuant to Section 4 of this Agreement. Any and all new, substituted, or additional securities to which you may be entitled under the terms of the Award shall likewise be subject to the terms of the Plan and this Agreement.

8. TRANSFER RESTRICTIONS. No Unit may, at any time prior to becoming Vested Units and settled for shares of Common Stock, be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by you (including, without limitation, by operation of law) and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company; provided that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.

9. RIGHTS AS A STOCKHOLDER OR EMPLOYEE. You shall have no rights as a stockholder with respect to any shares of Common Stock which may be issued in settlement of this Award until the date of the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company. No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date such certificate is issued, except as provided in Section 4 and Section 7.

10. SECURITIES LAWS. The issuance and delivery of shares of Common Stock shall comply with all applicable requirements of law, including (without limitation) the Securities Act, the rules and regulations promulgated thereunder, state securities laws and regulations, and the regulations of any stock exchange or other securities market on which the Company’s securities may then be traded. If the Company deems it necessary to ensure that the issuance of securities under the Plan is not required to be registered under any applicable securities laws, you shall deliver to the Company an agreement or certificate containing such representations, warranties and covenants as the Company which satisfies such requirements. The certificates representing the shares of Common Stock shall be subject to such stop transfer orders and other restrictions as the Committee may deem reasonably advisable, and the Company may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

11. LEGENDS ON CERTIFICATES. The certificates representing the shares of Common Stock delivered to you or registered in your name, as the case may be, shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such shares of Common Stock are listed, and any applicable Federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

12. NO EMPLOYMENT OR SERVICE CONTRACTS. Your Award is not an employment or service contract, and nothing in your Award shall be deemed to create in any way whatsoever any obligation on your part to continue to serve as an employee, director or consultant to the Company or any of its Affiliates. In addition, nothing in your Award shall obligate the Company or any Affiliate, their respective stockholders, boards of directors, officers or employees to continue any relationship that you might have as an employee, director or consultant or as any other type of service provider for the Company or any Affiliate. Neither you nor any other person shall have any claim to be granted any additional Awards and there is no obligation under the Plan for uniformity of treatment of holders or beneficiaries of Awards. The terms and conditions of the Award granted hereunder or any other Award granted under the Plan (or otherwise) and the Committee’s determinations and interpretations with respect thereto and/or with respect to you and any recipient of an Award under the Plan need not be the same (whether or not you and any such other recipient are similarly situated).

13. WITHHOLDING OBLIGATIONS.

(a) At the time your Award is made, or at any time thereafter as requested by the Company, you hereby authorize the Company or its Affiliates to satisfy its withholding obligations, if any, from payroll or any other amounts payable to you, and you further agree to make adequate provision for any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company or any Affiliate, if any, which arise in connection with your Award, the vesting of Units or the issuance of shares of Common Stock in settlement thereof. Unless otherwise specified by the Committee, you may also satisfy such tax withholding obligations, in whole or in part, pursuant to such procedures as the Company may specify from time to time by requesting that the Company withhold otherwise deliverable shares of Common Stock having an aggregate Fair Market Value equal to (but not exceeding) the minimum amount required to be withhold and/or by the sale of shares of Common Stock to generate sufficient cash proceeds to satisfy any such tax withholding obligation. In the event of such election, you hereby authorize the Company to take any steps as may be necessary to effect any such sale and agree to pay any costs associated therewith, including without limitation any applicable broker’s fees.

(b) Unless the tax withholding obligations of the Company, if any, are satisfied, the Company shall have no obligation to settle any Vested Units.

14. TAX CONSEQUENCES. You acknowledge that you have had the opportunity to review with your own tax advisors the federal, state, local and/or foreign tax consequences of the transactions contemplated by this Agreement. You further acknowledge that you are relying solely on such advisors and not on any statements of the Company, its Affiliates, or any of their agents. You understand that you (and not the Company or its Affiliates) shall be responsible for your personal tax liability that may arise as a result of the transactions contemplated by this Agreement.

15. LIMITATIONS APPLICABLE TO SECTION 16 PERSONS. Notwithstanding any other provision of the Plan or this Agreement, if you are subject to Section 16 of the Exchange Act, the Plan and this Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, this Agreement shall be deemed amended to the extent necessary to confirm to such applicable exemptive rule.

16. NOTICES. Any notices provided for in your Award or the Plan shall be given in writing and shall be delivered by hand or sent by Federal Express, certified or registered mail, return receipt requested, postage prepaid, and shall be deemed effectively given upon receipt or, in the case of notices delivered by the Company to you, five (5) days after deposit in the United States mail, postage prepaid, addressed to you at the last address you provided to the Company.

17. COMPLIANCE WITH SECTION 409A. It is intended that any election, payment or benefit which is made or provided pursuant to or in connection with this Award that may result in the “deferral of compensation” (as defined in Section 409A of the Code, the Regulations issued thereunder, or other administrative guidance thereunder (“Section 409A”) shall comply in all respects with the applicable requirements of Section 409A to avoid the unfavorable tax consequences provided therein for non-compliance. In connection with effecting such compliance with Section 409A, the following shall apply:

(a) Notwithstanding anything set forth herein to the contrary, no amount payable pursuant to this Agreement on account of your termination of service which constitutes a “deferral of compensation” within the meaning of Section 409A shall be paid unless and until you have incurred a “separation from service” within the meaning of Section 409A. Furthermore, to the extent that you are a “specified employee” within the meaning of the Section 409A as of the date of your separation from service, no amount that constitutes a deferral of compensation which is payable on account of your separation from service shall be paid to you before the date (the “Delayed Payment Date”) which is first day of the seventh month after the date of your separation from service or, if earlier, the date of your death following such separation from service. All such amounts that would, but for this Section, become payable prior to the Delayed Payment Date will be accumulated and paid on the Delayed Payment Date.

(b) Neither you, nor the Company, shall take any action to accelerate or delay the payment of any benefits which constitute a “deferral of compensation” within the meaning of Section 409A in any manner which would not be in compliance with Section 409A.

(c) Notwithstanding any other provision of this Agreement or the Plan to the contrary, the Company is authorized to amend this Agreement, to void or amend any election made by you under this Agreement and/or to delay the payment of any monies and/or provision of any benefits in such manner as may be determined by the Company, in its discretion, to be necessary or appropriate to comply with Section 409A without prior notice or your consent. You hereby release and hold harmless the Company, its directors, officers and stockholders from any and all claims that may arise from or relate to any tax liability, penalties, interest, costs, fees or other liability incurred by you in connection with the Award, including as a result of the application of Section 409A.

(d) The Company has not obtained a tax ruling or other confirmation from the Internal Revenue Service with regard to the application of Section 409A to the Award, and the Company does not represent or warrant that this Agreement will avoid adverse tax consequences to you, including as a result of the application of Section 409A. You hereby acknowledge that you have been advised to seek the advice of your own independent tax advisor prior to entering into this Agreement and is not relying upon any representations of the Company or any of its agents as to the effect of or the advisability of entering into this Agreement.

18. MISCELLANEOUS.

(a) You agree upon request to execute any further documents or instruments necessary or desirable in the sole determination of the Company to carry out the purposes or intent of this Award.

(b) You may file with the Committee a written designation of a beneficiary on such form as may be prescribed by the Committee and may, from time-to-time, amend or revoke such designation. If no designated beneficiary survives you, your estate shall be deemed to be your beneficiary.

(c) You acknowledge and agree that you have reviewed your Award in its entirety, have had an opportunity to obtain the advice of counsel prior to executing and accepting your Award and fully understand all provisions of your Award.

(d) The waiver by either party of compliance with any provision of the Award by the other party shall not operate or be construed as a waiver of any other provision of the Award, or of any subsequent breach by such party of a provision of the Award.

(e) The terms of this Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns, and shall be binding on you and your beneficiaries, executors, administrators, heirs and successors.

(f) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.

(g) This Agreement shall be governed in all respects by the laws of the State of Delaware, without regard to conflicts of laws principles thereof.

(h) This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

19. GOVERNING PLAN DOCUMENT AND ENTIRE AGREEMENT. Your Award is subject to all interpretations, amendments, rules and regulations that may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the provisions of the Plan and any other document, the provisions of the Plan shall control. This Agreement and the Plan contain the entire agreement and understanding of the parties hereto with respect to the subject matter contained herein and supersedes all prior communications, representations and negotiations in respect thereto. No change, modification or waiver of any provision of this Agreement shall be valid unless the same be in writing and signed by the parties hereto.

Attachment II

Orchard Supply Hardware Stores Corporation

2011 Equity Incentive Plan